EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE ISSUER.

AMERICAN TONERSERV CORP.

CONVERTIBLE PROMISSORY NOTE

$500,000	As of January 14, 2010

Chicago, Illinois

FOR VALUE RECEIVED, and upon and subject to the terms and conditions set forth herein, AMERICAN TONERSERV CORP., a Delaware corporation (“Issuer”), hereby promises to pay to the order of First Bank & Trust as Custodian of Ronald L. Chez IRA, (together with its permitted successors and assigns, “Holder”), the principal sum of FIVE HUNDRED THOUSAND UNITED STATED DOLLARS (U.S. $500,000) on the Maturity Date, together with interest as provided herein.

1.         Maturity Date.  This Note will mature, and be due and payable in full, on January 14, 2011  (the “Maturity Date”) unless Holder has elected to convert this Note pursuant to Section 6.1 hereof.

2.         Interest.  From and after January 14, 2010, all outstanding principal of this Note will bear interest on the outstanding principal balance at the rate of Ten Percent (10.00%) per annum.  Accrued and unpaid interest shall be paid on the first day of each month commencing February 1, 2010.  Upon the occurrence and during the continuance of any Event of Default (as hereinafter defined) under this Note, all outstanding principal and any then accrued but unpaid interest under this Note shall bear interest at the rate of Sixteen Percent (16.00%) per annum. All remaining accrued but unpaid on this Note shall be payable on the Maturity Date or on such earlier date as this Note shall be prepaid.  If any payment under this Note shall be due on a Saturday, Sunday or legal holiday in Chicago, Illinois, such payment shall be made and due on the next succeeding business day.

3.         Guaranty.

(a)  The undersigned, Chuck Mache, an individual (“Mache”), and Ryan Vice, an individual (“Vice”) (each of Mache and Vice a “Guarantor” and collectively the “Guarantors”), each having a financial interest in Issuer, and benefiting from any financial accommodations provided or credit extended by Holder to Issuer, each hereby, jointly and severally, absolutely and unconditionally personally guaranties the payment by Issuer to Holder of all obligations, liabilities, and amounts due and owing now, and from time to time hereafter, from Issuer to Holder evidenced by this Note (collectively, the “Liabilities”).

(b)        Each Guarantor further agrees that to the extent that Issuer makes a payment or payments to Holder, which payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Issuer, their respective estates, trustees, receivers or any other person or entity, then the Liabilities shall be reinstated to the extent of and as of the date of such payment or repayment.  Each Guarantor does hereby acknowledge that he or she may have rights of indemnification, contribution, reimbursement, subrogation or exoneration from Issuer if either or both Guarantors assume or perform his or her obligations under this Guaranty.  Each Guarantor understands the benefits of having such rights.  These benefits include, but are not limited to:  (i) a Guarantor’s right to the reimbursement from Issuer of all money spent from the Guarantor’s performance of his obligations under this guaranty, and (ii) a Guarantor’s right to succeed to any position held by Holder after a Guarantor has fulfilled its obligations under this Guaranty.  Each Guarantor, in further consideration of Holder extending financial accommodations, however, knowingly and voluntarily waives and relinquishes any right of indemnification, contribution, reimbursement, and exoneration from Issuer which may arise, until such time as Holder has been indefeasably paid in full with respect to the Liabilities  (it being understood that, following such time, each Guarantor may exercise all rights it may have against the Issuer with respect to payments under this Guaranty).

  (c)      This Guaranty and the full and timely payment of the Liabilities shall be a continuing, absolute and unconditional guaranty of performance and payment and not of collection, and the obligations of the Guarantors under this Guaranty may be enforced directly against such Guarantor independently of and without proceeding against Issuer or any other guarantor(s) or foreclosing any collateral pledged to Holder.  Each Guarantor unconditionally and irrevocably waives each and every defense which would otherwise impair, restrict, diminish, or affect any of the Guarantors’ liabilities or obligations, or Holder’s rights or remedies under this Guaranty, including, without limitation, set-off; counterclaim; reduction of any obligation; or notice of acceptance, default, dishonor, protest or presentment.  Without limiting the foregoing, Holder shall have the exclusive right from time to time without impairing, restricting, diminishing, eliminating, reducing or affecting any of the Guarantors’ liabilities or obligations hereunder, and without notice of any kind to either Guarantor, to: (i) provide additional extensions of credit and other financial accommodations to Issuer; (ii) renew, extend, accelerate, modify, or otherwise change the terms of any instrument, agreement, or document between Holder and Issuer; (iii) accept partial payments on Issuer’s liabilities to Holder; (iv) take and hold collateral or security to secure Issuer’s liabilities or obligations to Holder, or take any other guaranty to the same; (v) in its sole discretion, apply any such collateral or security, and direct the order or manner of sale thereof all as the Holder may determine, and the application of the proceeds thereof; and (vi) settle, release, compromise, collect, or otherwise liquidate Issuer’s liabilities or obligations or exchange, enforce, sell, lease, use, maintain, and release any collateral or security therefore in any manner, without affecting or impairing any of the Guarantors’ liabilities or obligations hereunder.  Nothing contained in this guaranty, except the full and timely payment of Issuer’s Liabilities and obligations to Holder, shall operate to discharge any of Guarantors’ Liabilities or obligations hereunder.

(d) Each Guarantor agrees to pay all costs, expenses, and fees, including reasonable attorneys’ fees, which may be incurred by Holder in enforcing this Guaranty or otherwise protecting Holder’s rights.  This Guaranty shall be binding upon each Guarantor, each Guarantor’s heirs, successors, assigns, and representatives, and shall inure to the benefit of Holder and each of its successors, assigns, affiliates, and shareholders and may be assigned by Holder without notice to the Guarantors.  No extension of time, failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver of any of the Holder’s rights, benefits or powers set forth or otherwise available under applicable law or waiver thereof. .

4.         Additional Consideration; Warrants.  As additional consideration to Holder, and a material inducement to Holder to loan funds to the Issuer pursuant to this Note, Issuer agrees to issue warrants to Holder to purchase 2,500,000 shares of Common Stock of the Issuer at an exercise price of $0.05 per share in the form attached hereto as Exhibit A (the "Warrant").

5.         Additional Consideration; Stock.  As additional consideration to Holder, and a material inducement to Holder to loan funds to the Issuer pursuant to this Note, Issuer agrees to issue to Holder 2,500,000 shares of Common Stock of the Issuer with an agreed value of $0.125 (the "Shares").  The shares shall constitute "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933, as amended, and the certificate(s) representing the Shares shall bear a restricted legend. By acceptance of the Shares and the other securities of the Issuer, Holder acknowledges that:

(a)                Holder is able to bear the financial risks associated with an investment in securities of the Issuer and that it has been given full access to such records of the Issuer and to the officers of the Issuer as it has deemed necessary or appropriate to conduct its due diligence investigation. Holder is capable of evaluating the risks and merits of an investment in the securities of the Issuer by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and Holder is capable of bearing the entire loss of its investment in the securities.

(b)               Holder is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its owner to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being acquired.

(c)                Holder understands that an investment in the securities of the Issuer involves a high degree of risk.  Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being acquired by Holder.

6.              Conversion or Prepayment of the Note.

            6.1          Optional Conversion.

                        (a)        Right to Convert.     At any time after the date of issue and prior to repayment of this Note, Holder may, in its sole discretion, elect, in lieu of repayment, to convert all or a portion of the outstanding principal and all accrued interest on this Note into that number of shares of Common Stock of the Issuer (or, if Issuer following the date of this Note issues any security directly or indirectly convertible or exchangeable into Common Stock of the Issuer, such security) equal to the quotient obtained by dividing (a) 100.0% of the amount of principal outstanding and accrued interest on this Note, by (b) the Conversion Price (as hereinafter defined).  Holder will inform Issuer of such election at least 5 days prior to the date the Note is to be converted.  If Holder delivers such notice to Issuer, Issuer may not elect to pay to Holder the amount of this Note to be converted without Holder’s written consent. For purposes of this Note, “Conversion Price” will initially mean $0.125 per share of Common Stock (provided, if this Note is to be converted into a security other than Common Stock, the Conversion Price shall be calculated on an as converted to Common Stock basis). The Conversion Price will be subject to adjustment as provided in Section 6.2. The Holder shall effect conversions by delivering to the Issuer a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”), provided that such date is on or after the date the Notice of Conversion is received by the Issuer.  If no Conversion Date is specified in a Notice of Conversion, or the stated conversion date is prior to the date of delivery of the Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.

                        (b)        Reservation of Stock.     The Issuer covenants and agrees that all shares of Common Stock which are issued upon the conversion of this Note will, upon issuance, be validly issued, fully-paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.  Issuer further covenants and agrees that the Issuer will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the conversion of this Note.

6.2          Adjustments; Antidilution.

(a)           Stock Dividends, Reclassifications, Recapitalizations, Etc.  In the event the Issuer:  (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Issuer is the continuing corporation), then the Conversion Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

(b) Issuances below Conversion Price.  If, after the date hereof, the Issuer issues “Additional Shares of Common” as defined below, at a price less than the Conversion Price, the Conversion Price shall be reduced to the issue price of such Additional Shares of Common.  However, the Conversion Price shall not be reduced to less than $0.05 per share pursuant to this Section 6.2(b). “Additional Shares of Common” shall mean all shares of Common Stock issued by the Issuer after the date hereof, other than issuances of:

(i) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Issuer pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, including or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;

(ii) shares of Common Stock issued upon the exercise or conversion of options or convertible securities outstanding as of the date hereof;

 (iii) shares of Common Stock issued or issuable pursuant to any event for which adjustment is made pursuant to Section 6.2(a) hereof;

(c)           Notice of Adjustment.  Whenever the Conversion Price is adjusted, as herein provided, the Issuer shall deliver to the Holder of the Note a certificate of the Issuer’s Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated.

(d)           Notice of Certain Transactions.  In the event that the Issuer shall propose (i) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (ii) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (iv) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, the Issuer shall, within the time limits specified below, send to Holder a notice of such proposed action or offer.  Such notice shall be mailed to the Holders at their addresses as they appear in the records of the Issuer, which notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall in sufficient detail  indicate the effect of such action on the Common Stock and the Conversion Price Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (i) or (ii) above, at least  twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least  thirty (30) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier, except in the event of an involuntary liquidation, in which any notice period shall be governed by court orders or any applicable laws.

            6.3       Cash Prepayment.  At any time prior to the Maturity Date (but subject to Section 6.1 of this Note), the Issuer my elect to repay all (but not less than all) of the outstanding principal and any accrued interest on this Note in cash upon notice of prepayment effective at least 10 days prior to the date of such prepayment.  If the Holder elects to instead convert that portion of the Note that the Issuer has chosen to prepay and any accrued interest hereon, the provisions of Section 6.1 shall apply and the Holder’s right to convert into Common Stock shall take precedence over the Issuer’s right to prepay contained in this Section 6.3.

7.         No Rights as a Shareholder.  This Note, as such, shall not entitle Holder to any rights as a stockholder of Issuer.

8.         Transfer.  Holder may transfer this Note in compliance with applicable U.S. federal and state and/or foreign securities laws.

9.         Events of Default.  If there shall be any Event of Default hereunder, at the option and upon the declaration of and upon written notice to Issuer (which declaration and notice shall not be required in the case of an Event of Default under Section 9(c) or 9(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. Subject to the provisions hereof, Holder shall have all rights and may exercise any remedies available to it under law, successively or concurrently.  The occurrence of any one or more of the following shall constitute an Event of Default:

(a)        Issuer fails to pay when due any principal or interest payment on the due date hereunder;

(b)        Issuer fails to perform any covenant under this Note in a timely manner after Issuer's receipt of Holder's written notice to Issuer of such failure and a five (5) day cure period; or any representation or warranty of Issuer hereunder shall be inaccurate in any material respect when made;

(c)        Issuer (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) is unable, or admits in writing its inability, to pay its debts generally as they mature; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) is dissolved or liquidated in full or in part; (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) takes any action for the purpose of effecting any of the foregoing;

(d)    Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Issuer or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Issuer or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect are commenced and an order for relief entered or such proceeding is not be dismissed or discharged within thirty (30) days of commencement;

(e)    Issuer is in default under any indebtedness of Issuer in excess of One Hundred Thousand Dollars ($100,000) or in the performance of or compliance with any term of any evidence of any such indebtedness or of any mortgage, indenture or other agreement relating thereto the effect of which is to cause such indebtedness  to become due and payable before its stated maturity or before its regularly scheduled dates of payment, and such default, event or condition continues for more than the period of grace, if any, specified therein and not waived pursuant thereto; provided that the Issuer will have an additional 20 days after such default, event or condition or period of grace within which time the Issuer may cure such a default, event or condition before it will be considered to be in default under this Section 9(e); and provided further, that this Section 9(e) shall not apply to promissory notes issued to private investors.

10.          Piggyback Registration Rights.  Issuer covenants and agrees with the Holder that if, at any time within the period commencing on the effective date hereof and ending on January 14, 2015, it proposes to file a registration statement with respect to any class of equity or equity-related security (other than in connection with an offering to the Issuer's employees or in connection with an acquisition, merger or similar transaction) under the Securities Act in a primary registration on behalf of the Issuer and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for the resale of the shares of common stock issued to Holder pursuant to Section 5 hereof; the common stock issued or issuable upon the exercise of the warrants described in Section 4 hereof; and the shares of common stock issued or issuable upon conversion of this Note (the "Registrable Shares").  The Issuer will either include the Registrable Shares in such registration statement or give prompt written notice to the Holder of its intention to file a registration statement and will offer to include in such registration statement, such number of Registrable Shares with respect to which the Company has received written request for inclusion therein within twenty (20) days after the giving of notice by the Issuer. Holder acknowledges and understands that the Issuer may file a registration statement for an underwritten public offering and that the underwriter of such an offering may not approve the inclusion of the Registrable Shares, in which case, the piggyback registration rights provided in this Section 10 will continue pursuant to the terms of this paragraph for any subsequent primary or secondary registration and in such event the rights provided by this Section 10 shall be extended through January 14, 2016.  Issuer covenants and agrees that so long as the piggyback registration rights provided in this Section 10 are in effect that it will not grant to any other person piggyback registration rights that have priority over or greater rights than the rights provided herein.

11.          Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Issuer, to: American TonerServ Corp., 420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403, Attention: Chief Financial Officer, telecopier: (707) 540-6044 , (ii) if to the Holder to: the address and telecopier number indicated in the Issuer’s records, as may be updated in accordance with the provisions hereof.

12.       Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of State of Illinois located in Cook County or in the federal courts located in the city of Chicago, Illinois.  The parties and the individuals executing this Note and other agreements referred to herein or delivered in connection herewith on behalf of the Issuer agree to submit to the jurisdiction of such courts. Should any Liabilities represented by this Note or any part thereof be collected in any proceeding be placed in the hands of attorneys for collection, Issuer agrees to pay, in addition to such Liabilities, all costs of collecting this Note, including Holder’s attorney's fees and expenses (and such amounts shall be considered Liabilities hereunder).  In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Issuer hereby (i) agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist.  This waiver of right to trial by jury is separately given, knowingly and voluntarily, by Issuer, and this waiver is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue.  The Holder is hereby authorized and requested to submit this Note to any court having jurisdiction, so as to serve as conclusive evidence of the Issuer’s herein contained waiver of the right to trial by jury.

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            IN WITNESS WHEREOF, Issuer has caused this Note to be duly executed by an authorized signatory effective as of the date first written above.

                                                            AMERICAN TONERSERV CORP.

 Date Signed: April 6, 2010                  By:  /s/ Chuck Mache

                                                            Name:   Chuck Mache

                                                            Title:      President and CEO

GUARANTORS:                               CHUCK MACHE

                                                            /s/ Chuck Mache

                                                            Chuck Mache

                                                            RYAN VICE

                                                            /s/ Ryan Vice

                                                            Ryan Vice

[Signature page to Convertible Promissory Note]

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Promissory Note due January 14, 2011 (the “Note”) of American TonerServ Corp, a Delaware corporation (the “Issuer”), into ______________ shares of the Common Stock of the Issuer (the “Securities”) according to the conditions hereof, as of the date written below.  If shares the Securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Securities.

Conversion Information:
Date to Effect Conversion:

Outstanding Principal Amount of Note to be Converted:

Signature:

Name:
Address:

Dated: _____________________                  _____________________________

                                                                                      Signature